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                                                           Exhibit 99.B(h)(9)(A)

                    FORM OF SECURITIES CLASS ACTION SERVICES
                            FEE ALLOCATION AGREEMENT

SECURITIES CLASS ACTION SERVICES FEE ALLOCATION AGREEMENT, made as of March 24, 2004 (the "Agreement"), is entered into by and among the ING Funds listed on SCHEDULE A attached hereto (each a "Fund," collectively the "Funds") each acting on its own behalf, and on behalf of its series, and ING Investments, LLC, Directed Services, Inc., and ING Life Insurance and Annuity Company (each a "Manager," collectively the "Managers").

WHEREAS, the Boards of Directors/Trustees of each Fund (the "Board") has authorized the retention of an independent class action monitoring service provider, Securities Class Action Services, LLC ("SCAS"), to assist in the monitoring and filing of class actions on behalf of the Funds;

WHEREAS, the ING Funds Services, LLC ("IFS"), on behalf of the Managers and the Funds, has entered into a Master Services Agreement with SCAS dated as of the 31st day of March 2004, which sets forth the fees (the "SCAS Fees") for the SCAS services (the "Services") set forth on Addendum No. (INGFUNDSCAS040308-I) to the Master Services Agreement; and

WHEREAS, the Managers and the Funds now desire to establish (i) the criteria by which the SCAS Fees shall be allocated among the Managers and the Funds in connection with the Services to be provided in connection with the Master Services Agreement; and (ii) the basis on which additional Managers or Funds for which the Managers may act as investment manager may be added to the Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the Managers and the Funds as follows:

SECTION 1.     ALLOCATION OF SCAS FEES

The Managers will pay fifty percent (50%) of the SCAS Fees attributable to the Funds. The amount allocated to the Managers will be based upon the Funds' respective net assets under management.

Each Fund will pay a pro rata portion of the remaining fifty percent (50%) of the SCAS Fees attributable to the Funds based upon the percentage of each Fund's net assets under management.

SECTION 2.     PAYMENT OF SCAS FEES

The Managers and the Funds will pay their allocated, respective portion of the SCAS Fees as specified in Section 1 above. The SCAS Fees will be calculated by IFS and communicated to each Fund annually for payment.

SECTION 3.     ADDITIONAL FUNDS

(a) If IFS adds any additional Funds to the Master Services Agreement, such Fund shall become subject to this Agreement immediately upon being added to the Master Services Agreement.

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(b)  Each additional Fund that becomes subject to this Agreement in accordance with Section 3(a) above shall pay a portion of the SCAS Fees as described in Sections 1 and 2 above based on the percentage of such Fund's net assets under management, as of the date such Fund becomes subject to this Agreement.

SECTION 4.     CONTINUATION AND TERMINATION

This Agreement shall become effective on the date first written above. It shall continue with respect to a Fund and the Fund's Manager until such Fund is removed from the Master Services Agreement provided, however, that such Manager's and Fund's portion of the SCAS Fees have been paid for the period that the Manager and the Fund utilized the Services.

This Agreement shall terminate for each and all Managers and Funds upon termination of the Master Services Agreement provided, however, that all SCAS Fees have been paid for the period that the Managers and the Funds utilized the Services.

SECTION 5.     COUNTERPARTS

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.

     ING INVESTMENTS, LLC                    DIRECTED SERVICES, INC.

     ---------------------------------       --------------------------------
     By:  Michael J. Roland                  By:  David L. Jacobson
          Executive Vice President                Senior Vice President


     ING LIFE INSURANCE AND                  ON BEHALF OF ALL FUNDS
     ANNUITY COMPANY                         SET FORTH ON SCHEDULE A


     ---------------------------------       --------------------------------
     By:  Laurie M. Tillinghast              By:  Robert S. Naka
          Vice President                          Senior Vice President

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                               FORM OF SCHEDULE A

ING INVESTORS TRUST
Fund For Life Series(1)
ING AIM Mid Cap Growth Portfolio(1)
ING Alliance Mid Cap Growth Portfolio(1)
ING American Funds Growth Portfolio
ING American Funds Growth-Income Portfolio
ING American Funds International Portfolio
ING Capital Guardian Large Cap Value Portfolio(1)
ING Capital Guardian Managed Global Portfolio(1)
ING Capital Guardian Small Cap Portfolio(1)
ING Developing World Portfolio(1)
ING Eagle Asset Value Equity Portfolio(1)
ING Evergreen Health Sciences Portfolio(1)
ING Evergreen Omega Portfolio(1)
ING FMR(SM) Diversified Mid Cap Portfolio(1)
ING Goldman Sachs Tollkeeper(SM) Portfolio(1)
ING Hard Assets Portfolio(1)
ING International Portfolio(1)
ING Janus Growth and Income Portfolio(1)
ING Janus Special Equity Portfolio(1)
ING Jennison Equity Opportunities Portfolio(1)
ING Julius Baer Foreign Portfolio(1)
ING JPMorgan Small Cap Equity Portfolio(1)
ING Lifestyle Aggressive Growth Portfolio
ING Lifestyle Growth Portfolio
ING Lifestyle Moderate Growth Portfolio
ING Lifestyle Moderate Portfolio
ING Limited Maturity Bond Portfolio(1)
ING Liquid Assets Portfolio(1)
ING Marsico Growth Portfolio(1)
ING Mercury Focus Value Portfolio(1)
ING Mercury Fundamental Growth Portfolio(1)
ING MFS Mid Cap Growth Portfolio(1)
ING MFS Research Portfolio(1)
ING MFS Total Return Portfolio(1)
ING PIMCO Core Bond Portfolio(1
)ING PIMCO High Yield Portfolio(1)
ING Salomon Brothers All Cap Portfolio(1)
ING Salomon Brothers Investors Portfolio(1)
ING Stock Index Portfolio(1)
ING T. Rowe Price Capital Appreciation Portfolio(1)
ING T. Rowe Price Equity Income Portfolio(1)
ING UBS U.S. Balanced Portfolio(1)
ING Van Kampen Equity Growth Portfolio(1)
ING Van Kampen Global Franchise Portfolio(1)
ING Van Kampen Growth and Income Portfolio(1)
ING Van Kampen Real Estate Portfolio(1)

ING EQUITY TRUST
ING Convertible Fund
ING Disciplined LargeCap Fund
ING Equity and Bond Fund
ING Financial Services Fund
ING LargeCap Growth Fund
ING LargeCap Value Fund
ING MidCap Opportunities Fund
ING MidCap Value Fund
ING Principal Protection Fund
ING Principal Protection Fund II
ING Principal Protection Fund III
ING Principal Protection Fund IV
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII
ING Principal Protection Fund VIII
ING Principal Protection Fund IX
ING Principal Protection Fund X
ING Principal Protection Fund XI
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Fund
ING Tax Efficient Equity Fund

ING FUNDS TRUST
ING Classic Money Market Fund
ING GNMA Income Fund
ING High Yield Bond Fund
ING High Yield Opportunity Fund
ING Intermediate Bond Fund
ING Lexington Money Market Trust
ING Money Market Fund
ING National Tax-Exempt Bond Fund

(1) Under the terms of the Management Agreement between ING Investors Trust and Directed Services, Inc., the Fund is subject to a Unified fee arrangement. Accordingly, the portion of SCAS Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, Inc. as provided in the Management Agreement.

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ING INVESTMENT FUNDS, INC.
ING MagnaCap Fund

ING MAYFLOWER TRUST
ING International Value Fund

ING MUTUAL FUNDS
ING Emerging Countries Fund
ING Foreign Fund
ING Global Equity Dividend Fund
ING Global Real Estate Fund
ING International Fund
ING International SmallCap Growth Fund
ING Precious Metals Fund
ING Russia Fund
ING Worldwide Growth Fund

ING PRIME RATE TRUST

ING SENIOR INCOME FUND

ING VARIABLE INSURANCE TRUST
ING VP Worldwide Growth Portfolio
ING GET U.S. Core Portfolio - Series 1
ING GET U.S. Core Portfolio - Series 2
ING GET U.S. Core Portfolio - Series 3
ING GET U.S. Core Portfolio - Series 4
ING GET U.S. Core Portfolio - Series 5
ING GET U.S. Core Portfolio - Series 6
ING GET U.S. Opportunity Portfolio - Series 1
ING GET U.S. Opportunity Portfolio - Series 2

ING VARIABLE PRODUCTS TRUST
ING VP Convertible Portfolio
ING VP Disciplined LargeCap Portfolio
ING VP Financial Services Portfolio
ING VP High Yield Bond Portfolio
ING VP International Value Portfolio
ING VP LargeCap Growth Portfolio
ING VP MagnaCap Portfolio
ING VP MidCap Opportunities Portfolio
ING VP Real Estate Portfolio
ING VP SmallCap Opportunities Portfolio

ING VP EMERGING MARKETS FUND, INC.

ING VP NATURAL RESOURCES TRUST

USLICO SERIES FUND
The Asset Allocation Portfolio
The Bond Portfolio
The Money Market Portfolio
The Stock Portfolio

ING PARTNERS, INC.
ING Aeltus Enhanced Index Portfolio
ING Alger Aggressive Growth Portfolio
ING Alger Capital Appreciation Portfolio
ING Alger Growth Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING MFS Capital Opportunities Portfolio
ING MFS Global Growth Portfolio
ING MFS Research Equity Portfolio
ING OpCap Balanced Value Portfolio
ING PIMCO Total Return Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS Tactical Asset Allocation Portfolio
ING Van Kampen Comstock Portfolio

ING GET FUND
ING GET Fund - Series E
ING GET Fund - Series G
ING GET Fund - Series H
ING GET Fund - Series I
ING GET Fund - Series J
ING GET Fund - Series K
ING GET Fund - Series L
ING GET Fund - Series M
ING GET Fund - Series N
ING GET Fund - Series P
ING GET Fund - Series Q
ING GET Fund - Series R
ING GET Fund - Series S
ING GET Fund - Series T

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ING GET Fund - Series U
ING GET Fund - Series V

ING SERIES FUND, INC.
Brokerage Cash Reserves
ING Aeltus Money Market Fund
ING Balanced Fund
ING Bond Fund
ING Classic Principal Protection Fund I
ING Classic Principal Protection Fund II
ING Classic Principal Protection Fund III
ING Classic Principal Protection Fund IV
ING Equity Income Fund
ING Global Science and Technology Fund
ING Government Fund
ING Growth Fund
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus Protection Fund
ING Index Plus SmallCap Fund
ING International Growth Fund
ING Small Company Fund
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Growth Fund
ING Strategic Allocation Income Fund
ING Value Opportunity Fund

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING VP Strategic Allocation Balanced Portfolio
ING VP Strategic Allocation Growth Portfolio
ING VP Strategic Allocation Income Portfolio

ING VARIABLE FUNDS
ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.
ING VP Global Science and Technology Portfolio
ING VP Growth Portfolio
ING VP Index Plus LargeCap Portfolio
ING VP Index Plus MidCap Portfolio
ING VP Index Plus SmallCap Portfolio
ING VP International Equity Portfolio
ING VP Small Company Portfolio
ING VP Value Opportunity Portfolio

ING VP BALANCED PORTFOLIO, INC.

ING VP BOND PORTFOLIO

ING VP MONEY MARKET PORTFOLIO

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